UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2015

FMSA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

The Annual Meeting of Stockholders of FMSA Holdings Inc. (the “Company”) was held on May 6, 2015. The following matters were voted on at the Annual Meeting and received the approval of the Company’s stockholders:

(i) Election of Jenniffer D. Deckard, William P. Kelly and Michael C. Kearney as Directors of the Company. The nominees were elected as Directors with the following votes:

Jenniffer D. Deckard

For	125,561,551
Withheld	915,587
Broker non-votes	9,491,884

William P. Kelly

For	125,350,928
Withheld	1,126,210
Broker non-votes	9,491,884

Michael C. Kearney

For	125,643,665
Withheld	833,473
Broker non-votes	9,491,884

In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: William E. Conway, Michael E. Sand, Charles D. Fowler, Matthew F. LeBaron, Lawrence N. Schultz and Stephen J. Hadden.

(ii) The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved with the following votes:

For	134,707,849
Against	521,185
Abstain	739,988
Broker non-votes	0

For information on how the votes for the above matters were tabulated, see the Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMSA Holdings Inc.
(Registrant)

Date: May 8, 2015	/s/ Christopher L. Nagel
Christopher L. Nagel Chief Financial Officer and Executive Vice President of Finance